UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ALLENA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Newton Executive Park

Suite 202

Newton, MA 02462

April 22, 2021

Dear Allena Stockholder:

We are pleased to invite you to attend our 2021 Annual Meeting of Stockholders, or the Annual Meeting. The Annual Meeting will be held on June 3, 2021, at 10:00 a.m., local time via live webcast. You will be able to attend the Annual Meeting, vote, and submit your questions during the meeting via live webcast through the link www.proxydocs.com/ALNA and entering your control number, which can be found on your proxy card. Prior registration to attend the Annual Meeting at www.proxydocs.com/ALNA is required by 5:00 p.m. Eastern Time on June 1, 2021.

We have adopted this technology to expand access to the meeting, improve communications and impose lower costs on our stockholders, the company and the environment. We believe virtual meetings enable increased stockholder participation from locations around the world. The online format allows us to communicate more effectively via a pre-meeting forum that you can enter by visiting www.proxydocs.com/ALNA and entering your control number. Additionally, given the continued concerns around COVID-19, the virtual meeting format allows us to continue to proceed with the meeting while mitigating the potential health and safety risks to participants.

Enclosed are the following:

•	Our Notice of Annual Meeting of Stockholders, or the Notice, and proxy statement;

•	Our 2020 Annual Report; and

•	A proxy card with a return envelope to record your vote.

The Notice lists the matters to be considered at the Annual Meeting, and the proxy statement describes the matters listed in the Notice.

If you were either a stockholder of record as of April 5, 2021, or held shares as of April 5, 2021 that were not registered in your own name, but rather were registered in the name of a bank, broker or other institution, you will receive a Notice Regarding Internet Availability of Proxy Materials with instructions that you must follow for your shares to be voted.

Your vote at the Annual Meeting is important. Whether or not you plan to attend the Annual Meeting in person, we ask that you vote as soon as possible by proxy so that your shares are represented at the Annual Meeting. We appreciate your participation and your interest in Allena Pharmaceuticals, Inc.

Sincerely,

Louis Brenner, M.D.
President and Chief Executive Officer, Director

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2021 Annual Meeting of Stockholders of Allena Pharmaceuticals, Inc., or the Annual Meeting, will be held on Thursday, June 3, 2021, at 10:00 a.m., local time via live webcast, for the following purposes:

1. To elect two Class I directors as nominated by our Board of Directors, each to serve a three-year term expiring at the 2024 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

3. To approve an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of our common stock, par value $0.001 per share, from 125,000,000 shares to 200,000,000 shares.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The record date for the Annual Meeting was April 5, 2021. Only stockholders of record as of the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

For stockholders of record and stockholders who hold shares in street name through a bank, broker or other institution as of the record date, we will provide access to our proxy materials, including our 2020 Annual Report, via the Internet at www.voteproxy.com. Accordingly, on or about April 22, 2021, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials to all stockholders of record and stockholders who held shares in street name as of the record date notifying them that, among other things, they can access our proxy materials and request to receive a printed set of proxy materials at www.proxydocs.com/ALNA.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIA THE LIVE WEBCAST AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE AS PROMPTLY AS POSSIBLE.

BY ORDER OF THE BOARD OF DIRECTORS

Louis Brenner, M.D. President and Chief Executive Officer, Director

Dated: April 22, 2021

Page

EXPLANATORY NOTE	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1

PROPOSAL 1 ELECTION OF DIRECTORS	6

Nominees for Election as Director	6

Vote Required	7

Our Recommendation	7

Directors Continuing in Office	8

Information about Our Executive Officers	9

Information about the Board of Directors and Corporate Governance	10

PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	16

Vote Required	16

Our Recommendation	16

Pre-Approval Policies and Procedures	16

PROPOSAL 3 APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 125,000,000 SHARES TO 200,000,000 SHARES	17

Vote Required	17

Our Recommendation	17

Form of Amendment	17

Purpose for the Increase in Authorized Shares	17

Rights of Additional Authorized Shares	18

Potential Adverse Effects of the Amendment	18

Effectiveness of the Amendment	18

EXECUTIVE COMPENSATION	19

DIRECTOR COMPENSATION	24

TRANSACTIONS WITH RELATED PERSONS	26

Policies and Procedures for Related Person Transactions	26

Certain Related-Person Transactions	26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	30

STOCKHOLDER PROPOSALS AND NOMINATIONS	31

OTHER MATTERS	31

AVAILABILITY OF CERTAIN DOCUMENTS	31

APPENDIX A: CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ALLENA PHARMACEUTICALS, INC.	A-1

i

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 3, 2021

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2022; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities Exchange Commission, or SEC.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

PROXY STATEMENT—2021 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the 2021 Annual Meeting of Stockholders, or the Annual Meeting, of Allena Pharmaceuticals, Inc., a Delaware corporation, including any postponements or adjournments of the Annual Meeting. The Annual Meeting will be held on June 3, 2021, at 10:00 a.m., local time via live webcast. The proxy materials and our 2020 annual report can be accessed by following the instructions in the Notice (www.proxydocs.com/ALNA) as well as online at our Investor Relations website at http://ir.allenapharma.com/investor-relations. Prior registration to attend the Annual Meeting at www.proxydocs.com/ALNA is required by 5:00 p.m. Eastern Time on June 1, 2021, or the Registration Deadline.

In this proxy statement, we sometimes refer to Allena Pharmaceuticals, Inc. and its subsidiaries as “Allena,” the “Company,” “we,” “us,” or “our.”

This proxy statement contains important information for you to consider when deciding how to vote on the matters for which we are soliciting proxies. Please read it carefully.

Who Can Vote?

Only stockholders of record at the close of business on April 5, 2021, the record date, are entitled to vote at the Annual Meeting. On the record date, there were 56,938,327 shares of our common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote.

Stockholder of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record, and you can vote your shares at the Annual Meeting by one of the methods described below in the section entitled “How Do I Vote and When is the Deadline for Voting?”

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and you may vote your shares at the Annual Meeting by one of the methods described below in the section entitled “How Do I Vote and When is the Deadline for Voting?”

How Will I Receive Proxy Materials?

On or about April 22, 2021, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record and stockholders who held shares in street name as of the close of business on April 5, 2021. We have posted our proxy materials on the website referenced in the Notice (www.proxydocs.com/ALNA). You may choose to access our proxy materials on the website referenced in the Notice or may request to receive a printed set of our proxy materials by either writing to our Investor Relations Department, Allena Pharmaceuticals, Inc., One Newton Executive Park, Suite 202, Newton, MA 02462 or e-mailing paper@investorelections.com.

What Proposals Will Be Presented at the Annual Meeting and What Are the Voting Recommendations of the Board of Directors?

The proposals that will be presented at the Annual Meeting and our Board of Directors’ voting recommendations are set forth in the table below:

Proposal		Board of Directors’ Voting Recommendation
(1)	Elect two Class I directors, as nominated by our Board of Directors, each to serve a three-year term until our 2024 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.	FOR each nominee

(2)	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.	FOR ratification

(3)	Approve an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of our common stock from 125,000,000 shares to 200,000,000 shares.	FOR approval

We will also consider any other business that properly comes before the Annual Meeting. We are not currently aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card will vote the shares in their discretion.

How Do I Vote and When is the Deadline for Voting?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting.

Stockholder of Record

If your shares are registered directly in your name, you may vote:

•

By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors. Your proxy card must be received on or before June 2, 2021, to be counted.

•

In attendance at the Annual Meeting. You may vote during the virtual meeting through www.proxydocs.com/ALNA. To be admitted to the Annual Meeting and vote your shares, you must register by the Registration Deadline and provide the control number as described in the proxy card mailed to you. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

•

By telephone. You may vote over the telephone by calling toll-free 866-229-3489 in the U.S. and following the recorded instructions. Please have your proxy card available when you call. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 2, 2021, to be counted.

•

Over the Internet. You may vote via the Internet by going to www.proxypush.com/ALNA and following the on-screen instructions. Please have your proxy card available when you access the webpage. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 2, 2021, to be counted.

Hold Shares in Street Name

If you hold shares in street name, the organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. The stockholder of record will provide you with instructions on how to vote your shares. Internet and telephone voting will be offered to stockholders owning shares through most banks and brokers. Additionally, if you would like to vote at the Annual Meeting via live webcast so long as you register to attend the Annual Meeting by the Registration Deadline, contact the broker or other nominee who holds your shares to obtain a broker’s proxy card, and bring it with you to the Annual Meeting. You will not be able to vote at the Annual Meeting unless you have a proxy card from your broker. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

How Many Votes Do I Have?

Each share of common stock that you own as of the record date entitles you to one vote on each matter to be voted on at the Annual Meeting.

What If I Return a Proxy Card But Do Not Make Specific Choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted on the matters as recommended by our Board of Directors.

Will My Shares Be Voted if I Do Not Return My Proxy Card or Vote by the Deadline?

If you are a stockholder of record, your shares will not be voted if you do not vote using one of the methods described in the section above entitled “How Do I Vote and When is the Deadline for Voting?” in advance of the deadline.

If your shares are held in street name, and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote and When is the Deadline for Voting?,” the bank, broker or other nominee may exercise discretionary authority to vote on routine proposals, but may not vote on non-routine proposals. If your bank, broker or nominee votes on a routine proposal, the shares that cannot be voted on non-routine matters by the bank, broker or nominee that holds your shares are called broker non-votes. Broker non-votes will be deemed present at the Annual Meeting for purposes of determining whether a quorum exists for the Annual Meeting.

The election of directors (Proposal No. 1) is considered non-routine under applicable rules. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal No. 2) is considered routine under applicable rules. The approval of an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of our common stock from 125,000,000 shares to 200,000,000 shares (Proposal No. 3) is considered routine under applicable rules.

We encourage you to provide voting instructions to the bank, broker or other nominee that holds your shares. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

May I Revoke My Proxy?

If you give a proxy, you may revoke your proxy at any time before the Annual Meeting in any one of the following ways:

•	signing a new proxy card, and submitting it as instructed above in advance of the deadline;

•	notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•

attending the Annual Meeting via the live webcast and voting if you are a stockholder of record (attending the Annual Meeting via the live webcast will not in and of itself revoke a previously submitted proxy unless you specifically request it).

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote and When is the Deadline for Voting?” for each account to ensure that all of your shares are voted.

What Vote is Required to Approve Each Proposal?

Proposal No. 1 – the election of two Class I directors – requires an affirmative vote of a plurality of the shares of our common stock entitled to vote on the proposal that are present via the live webcast or represented by proxy at the Annual Meeting and vote on the proposal.

Proposal No. 2 – the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm – requires the affirmative vote of a majority of the shares of our common stock entitled to vote on the proposal that are present via the live webcast or represented by proxy at the Annual Meeting and vote on the proposal. This vote is non-binding. However, if stockholders fail to ratify the selection of Ernst & Young LLP, the audit committee of our Board of Directors will reconsider whether or not to retain the firm for 2021. Even if the selection of Ernst & Young LLP is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during 2021 if it determines that such a change would be in the best interests of the Company and its stockholders.

Proposal No. 3 – the approval of an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of our common stock from 125,000,000 shares to 200,000,000 shares – requires the affirmative vote of a majority of the shares of our common stock entitled to vote on the proposal.

What is a Quorum and How are Votes Counted?

We need a quorum of stockholders to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote on the record date are represented at the Annual Meeting either via the live webcast or by proxy. Your shares will be counted towards the quorum only if a valid proxy or vote is submitted with respect to such shares. Shares represented by abstentions and broker non-votes will be counted in determining whether there is a quorum for the Annual Meeting.

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Withhold” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will have no effect on Proposal No. 1 (the election of directors), but will have the effect of a vote against each of Proposal No. 2 (the ratification of our independent registered public accounting firm) and Proposal No. 3 (the approval of an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of our common stock from 125,000,000 shares to 200,000,000 shares). Broker non-votes will not be counted towards the vote total for any proposal.

Who Will Pay the Costs of Soliciting these Proxies, and How Are They Being Solicited?

Proxies are being solicited by the Company. We will pay all of the costs of soliciting the proxies described in this proxy statement. Our directors and employees may solicit proxies on our behalf in person or by telephone, fax or electronic transmission. We will not pay these directors and employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals, and to obtain authority to execute proxies, and reimburse them for their expenses.

If you choose to access the proxy materials and/or vote on the Internet or telephonically, you are responsible for access charges you may incur.

How Can I Find Out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Attending the Annual Meeting

The Annual Meeting will be held on June 3, 2021 at 10:00 a.m., local time via live webcast. We adopted a virtual format for our Annual Meeting to make participation more convenient, safe and accessible for our stockholders regardless of their location. Prior registration to attend the Annual Meeting by the Registration Deadline at www.proxydocs.com/ALNA is required. Additionally, given the continued concerns around COVID-19, the virtual meeting format allows us to continue to proceed with the meeting while mitigating the potential health and safety risks to participants.

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on our record date of April 5, 2021 or hold a valid proxy for the meeting. To be admitted to the Annual Meeting’s live webcast, you must register at www.proxydocs.com/ALNA by the Registration Deadline as described in Notice or the proxy card. As part of the registration process, you must enter your control number. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

This year’s stockholders question and answer session will include questions submitted in advance of the Annual Meeting. You may submit a question in advance of the meeting at www.proxydocs.com/PS after logging in with your control number. Shortly after the meeting, we may post questions and answers if applicable to our business on our Investor Relations website at http://ir.allenapharma.com/investor-relations.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of nine directors. However, Andrew A.F. Hack, M.D., Ph.D. and James N. Topper, M.D., who are currently Class I directors, are not standing for re-election to the Board of Directors, with their terms ending upon conclusion of the Annual Meeting, at which time the Board of Directors shall consist of seven members. Our amended and restated certificate of incorporation provides for a classified Board of Directors consisting of three classes of directors. Each class serves for a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. The terms of our current Class I directors, Alexey Margolin, Ph.D., Andrew A.F. Hack, M.D., Ph.D., James N. Topper, M.D. and Mark J. Fitzpatrick will expire at the Annual Meeting. Since Dr. Hack and Dr. Topper are not standing for reelection to the Board of Directors, only Dr. Margolin and Mr. Fitzpatrick will be standing for reelection at the Annual Meeting. The terms of our Class II directors, Allene Diaz and Louis Brenner, M.D. will expire at the Annual Meeting of stockholders to be held in 2022. The terms of our Class III directors, Robert Alexander, Ph.D., Gino Santini and Ann C. Miller, M.D., will expire at the Annual Meeting of stockholders to be held in 2023.

Upon the recommendation of our nominating and corporate governance committee, our Board of Directors has nominated Dr. Margolin and Mr. Fitzpatrick for re-election as Class I directors at the Annual Meeting.

There are no arrangements or understanding with any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may be voted for another nominee proposed by the Board of Directors. If for any reason a nominee proves unable or unwilling to stand for election, the Board of Directors will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board of Directors has no reason to believe that any of the nominees would prove unable to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Nominees for Election as Director

Set forth below is the name, age, principal occupation, and business experience, as well as the year of election to the Board of Directors for each nominee for election as a director at the Annual Meeting. If the nominees listed below are elected, each such individual will hold office until the annual meeting of stockholders to be held in 2024 and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

Name	Age	Position(s) Held	Director Since
Alexey Margolin, Ph.D.	68	Nominee for Director	2011
Mark J. Fitzpatrick	58	Nominee for Director	2021

Alexey Margolin, Ph.D. is our co-founder and has served as a member of our Board of Directors since September 2011, and Chair of our Board of Directors since February 2019. He served as our Chief Executive Officer from September 2011 to February 2019. From September 2011 to February 2017, Dr. Margolin also served as our President. From September 2011 to April 2014, Dr. Margolin served as Chief Executive Officer of Alcresta Therapeutics, Inc., or Alcresta, which he also co-founded and where he currently serves on the board of directors. From September 2011 to July 2013, Dr. Margolin also served as President of Alcresta. Prior to Alcresta, Dr. Margolin co-founded Alnara Pharmaceuticals, Inc., or Alnara, in 2008, where he was President and Chief Executive Officer until 2010, when Alnara was acquired by Eli Lilly & Co., or Eli Lilly. Previously, Dr. Margolin also served as Chief Scientific Officer of Altus Pharmaceuticals, Inc., or Altus, through 2007, where he initiated and led several therapeutics programs based on protein crystallization technology. In 2003, Dr. Margolin was elected fellow of the American Institute of Medicine and Biological Engineering. He is the author of more than 60 publications and is an inventor on several patents. Dr. Margolin holds both his M.S. in chemistry and Ph.D. in bio-organic chemistry from Moscow University. We believe that Dr. Margolin is qualified to serve on our Board of Directors because of his extensive experience and knowledge in the fields of protein drug development and enzymology.

Mark J. Fitzpatrick has served as a member of our Board of Directors since April 2021. Prior to joining our Board of Directors, he served as the President and Principal Financial Officer of Chiasma, Inc., a commercial-stage biopharmaceutical company, or Chiasma, from June 2019 to January 2021, and previously served as President and Chief Executive Officer and a member of the board of directors of Chiasma, from October 2016 to June 2019 and Chief Financial Officer of Chiasma from June 2015 to October 2016. Prior to Chiasma, from May 2011 to June 2015, Mr. Fitzpatrick served as Chief Financial Officer at Aegerion Pharmaceuticals, Inc., a commercial-stage biopharmaceutical company specializing in the treatment of rare diseases. He also held the position of Chief Financial Officer at Proteon Therapeutics, Inc., RenaMed Biologics, Inc., Dynogen Pharmaceuticals, Inc., WorldStreet Corporation and Diacrin, Inc., and has more than 30 years of financial management experience in both public and private companies. Mr. Fitzpatrick began his professional career at Arthur Andersen LLP. Mr. Fitzpatrick received his B.S. in Accounting from Boston College in 1984 and earned a Certified Public Accountant certificate in the Commonwealth of Massachusetts in 1987. We believe Mr. Fitzpatrick is qualified to serve on our Board based on his extensive experience in executive management in the life sciences industry and his financial knowledge and experience.

In addition to the individual attributes of each of our directors listed above, we highly value the collective qualifications and experiences of our Board of Directors members. We believe the collective viewpoints and perspectives of our directors result in a Board of Directors that is dedicated to advancing the interests of our stockholders.

There are no family relationships among any of our directors standing for election.

Vote Required

Directors are elected by a plurality of the votes cast at the meeting by the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of the director. The two nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board of Directors.

Our Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Directors Continuing in Office

Set forth below are the names, ages, principal occupations, and business experience, as well as year of election to the Board of Directors, for the remaining members of our Board of Directors whose terms continue beyond the Annual Meeting.

Name	Age	Term Expires	Position(s) Held	Director Since
Louis Brenner, M.D.	51	2022	Chief Executive Officer and President, Director	2019
Allene Diaz	57	2022	Director	2019
Robert Alexander, Ph.D.	51	2023	Director	2016
Ann C. Miller, M.D.	63	2023	Director	2020
Gino Santini	65	2023	Director	2012

Louis Brenner, M.D. has served as a member of our Board of Directors and Chief Executive Officer since February 2019 and our President since February 2017. He also served as our Chief Operating Officer from April 2015 to February 2019. Dr. Brenner has more than a decade of industry leadership experience, including pharmaceutical development strategy, regulatory affairs, business development and marketing. From January 2014 to April 2015, Dr. Brenner served as Senior Vice President and Chief Medical Officer at Idera Pharmaceuticals, Inc. (Nasdaq: IDRA). Dr. Brenner served as Chief Medical Officer for Radius Health, Inc. (Nasdaq: RDUS), a biopharmaceutical company, from November 2011 to January 2014. Dr. Brenner has designed, planned and directed successful clinical trials at all stages and in multiple indications. He also serves on the board of directors of Goldfinch Biopharma Inc., a privately held biotechnology company. Dr. Brenner earned a B.S. from Yale University, an M.D. from Duke University and an M.B.A. from Harvard Business School. He completed his residency in internal medicine at Brigham and Women’s Hospital and his fellowship in nephrology at Brigham and Women’s Hospital and Massachusetts General Hospital. Dr. Brenner holds a clinical appointment at Brigham and Women’s Hospital. We believe Dr. Brenner is qualified to serve on our Board of Directors based on his extensive experience in executive management in the life sciences industry and his scientific and operational knowledge and experience.

Allene Diaz has served as a member of our Board of Directors since April 2019, on the Board of Directors of Mersana Therapeutics, Inc., a clinical-stage biopharmaceutical company, since March 2021 and on the Board of Directors of BCLS Acquisition Corporation, a special purpose acquisition company, since October 2020. Since August 2020, she has led AMD Consulting, a New Product Planning and Portfolio Management consulting practice. She served as the Senior Vice President, R&D Portfolio Management at GlaxoSmithKline plc, a multinational pharmaceutical company, from September 2019 until June 2020. Prior to that, she served as the Senior Vice President of Global Commercial Development and Program Strategy at TESARO, Inc., a pharmaceutical company, from May 2015 to September 2019. Prior to her tenure at TESARO, Inc., Ms. Diaz spent seven years at EMD/Merck Serono, pharmaceutical divisions of Merck KGaA, a science and technology company, in a variety of roles, including Senior Vice President, Managed Markets and Senior Vice President, Head of US Oncology Commercial. She also spent time as the Head of Global Strategic Planning and as the Head of the Global Oncology Business Unit for Merck Serono. In addition, Ms. Diaz has held management positions at several leading biopharmaceutical companies, including Amylin Pharmaceuticals, LLC, Biogen Inc., Cancervax Corporation, Parke, Davis and Company, and Pfizer Inc. Ms. Diaz served as an independent director of Erytech Pharma SA, a clinical-stage biopharmaceutical company from September 2016 to September 2019. Ms. Diaz has a B.S. from Florida State University. We believe that Ms. Diaz’s experience with pharmaceutical companies and her executive leadership, managerial and business experience qualifies her to serve on our Board of Directors.

Robert Alexander, Ph.D. has served as a member of our Board of Directors since June 2016. Since April 2017, Dr. Alexander has served as the chief executive officer of Allakos Inc. From March 2013 to March 2017, Dr. Alexander served as the Chief Executive Officer of ZS Pharma, Inc., or ZS Pharma. He also served on the

Board of Directors of ZS Pharma from March 2013 to December 2015, when it was acquired by AstraZeneca PLC, including as chairman of the Board of Directors from March 2013 to March 2014. From November 2005 to March 2013, Dr. Alexander served as a director at Alta Partners, a venture capital firm in life sciences. In addition, he acted as Executive Chairman and interim Chief Executive Officer of SARcode Biosciences Inc. (acquired by Shire plc in April 2013), a biopharmaceutical company. Dr. Alexander was a post-doctoral fellow at Stanford University in the pathology department. He also holds a Ph.D. with a focus in immunology from the University of North Carolina and a B.A. in zoology from Miami University of Ohio. We believe Dr. Alexander is qualified to serve on our Board of Directors based on his background and experience in the life sciences sector.

Ann C. Miller, M.D. has served as a member of our Board of Directors since October 2020. Dr. Miller has served as a member of the board of directors of Inovio Pharmaceuticals, Inc., a biotechnology company, since March 2019 and Puma Biotechnology, Inc., a biopharmaceutical company, since October 2019. Since March 2019, Dr. Miller has served as a member of the board of directors of Inovio Pharmaceuticals, Inc., a publicly held biotechnology company focused on the discovery, development, and commercialization of its synthetic DNA technology targeted against cancers and infectious diseases. Prior to that, Dr. Miller worked at Sanofi S.A. from 2012 until her retirement in September 2018, serving as Vice President of Marketing and Vice President of Global Marketing, Oncology Division. From 2009 to 2011, Dr. Miller served as Senior Vice President of Pharmaceutical Services at Eisai Co., Ltd., leading its Primary Care and Specialty Business unit. Dr. Miller previously served in management roles in global marketing at Amgen Inc. and in positions of increasing responsibility at Merck & Co., Inc. over a period of 16 years. Dr. Miller received an M.D. from the Duke University School of Medicine and a B.A. in chemistry with honors from Duke University. She is a member of the Duke University Medical Alumni Council. We believe Dr. Miller is qualified to serve on our Board of Directors based on her broad commercial background in the biopharmaceutical industry and her clinical training and experience.

Gino Santini has served as a member of our Board of Directors since February 2012. Mr. Santini is a member of the board of directors of Horizon Pharma plc (Nasdaq: HZNP), Intercept Pharmaceuticals (Nasdaq: ICPT), Collegium Pharmaceuticals (Nasdaq: COLL), Artax Biopharma and Enalare Therapeutics Inc. He previously served on the boards of SORIN SpA (SRN.MI) and Vitae Pharmaceuticals (Nasdaq: VTAE) until their acquisitions. Mr. Santini has been an advisor of European and US venture capital funds, and pharmaceutical and biotechnology companies since 2011, when he retired after a 27-year career at Eli Lilly. Mr. Santini’s last role at Eli Lilly was Senior Vice President of corporate strategy and business development. Mr. Santini holds a degree in Mechanical Engineering from the University of Bologna and an M.B.A. from the Simon School of Business, University of Rochester. We believe that Mr. Santini is qualified to serve on our Board of Directors based on his long career at Eli Lilly and extensive domestic and international commercial, corporate strategy, business development and transaction experience.

There are no family relationships among any of our directors or officers.

Information about Our Executive Officers

The following table sets forth the name, ages and positions of our executive officers as of April 9, 2021:

Name	Age	Position
Louis Brenner, M.D.	51	Chief Executive Officer and President, Director
Richard D. Katz, M.D.	57	Chief Financial Officer

Please refer to “Proposal 1: Election of Directors” above for information about our President and Chief Executive Officer, Louis Brenner.

Richard D. Katz, M.D. has served as our chief financial officer since January 2021. Dr. Katz brings to us more than 20 years of experience in healthcare finance and corporate development. Prior to joining Allena, Dr. Katz served as the chief financial officer of several biopharmaceutical companies, including Liquidia Technologies, Argos Therapeutics, Viamet Pharmaceuticals and Icagen, Inc. At Icagen, Dr. Katz played an instrumental role in the company’s initial public offering and subsequent financings, the formation of several strategic collaborations and the company’s sale to Pfizer. Dr. Katz began his career as a vice president in the healthcare investment banking group at Goldman, Sachs & Company, where he executed a broad range of transactions, including equity and debt financings, mergers and acquisitions, and corporate restructurings. Dr. Katz holds a B.A. in applied mathematics from Harvard University, an M.D. from the Stanford University School of Medicine and an M.B.A. from Harvard Business School.

Information about the Board of Directors and Corporate Governance

Board of Directors

The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of the Company. Our executive officers and management oversee the day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board of Directors, which are held from time to time.

The Board of Directors held eleven (11) meetings during the year ended December 31, 2020. Each of our current directors attended at least 75% of the total of (i) the meetings of the Board of Directors held during the period for which he had been a director and (ii) the meetings of the committee(s) on which that director served during such period, with the exception of Robert Alexander and Andrew Hack, who attended 67% and 73%, respectively, of the total meetings of the Board of Directors and committees thereof. It is our policy to encourage our directors to attend the annual meeting, and each of our directors attended the annual meeting in 2020.

Board of Directors Independence

Under the listing requirements and rules of The Nasdaq Stock Market, or Nasdaq, independent directors must compose a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent within the meaning of applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Our Board of Directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. As a result of this review, our Board of Directors determined that all directors, other than Dr. Brenner and Dr. Margolin, qualify as “independent” directors within the meaning of the Nasdaq rules. As required under applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Committees of the Board of Directors

The Board of Directors has three committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Continuing directors and our nominees for election as director are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances, and are also required to participate in the meetings of committees on which they serve. The following table provides membership information for each committee as of April 22, 2021:

Name	Audit			Nominating and Corporate Governance		Compensation
Robert Alexander, Ph.D.
Andrew A. F. Hack, M.D., Ph.D.	✓	*	†
Gino Santini	✓					✓
James Topper, M.D., Ph.D.				✓	*
Allene Diaz				✓		✓	*
Ann C. Miller, M.D.	✓					✓
Mark J. Fitzpatrick

*	Committee Chair
†	Financial Expert

Audit Committee

The members of our audit committee include Dr. Hack, Dr. Miller and Mr. Santini. Dr. Hack serves as chair of the audit committee. Dr. Hack has decided not to stand for reelection and will retire from our Board of Directors, including the audit committee, effective as of the conclusion of the Annual Meeting. Effective as of the Annual Meeting, Mr. Fitzpatrick will join the audit committee. Following the Annual Meeting, the audit committee will be comprised of Mr. Fitzpatrick, Dr. Miller and Mr. Santini, with Mr. Fitzpatrick chairing the committee. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and which is available on our website at www.allenapharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. The audit committee held four (4) meetings during the year ended December 31, 2020.

Our Board of Directors has determined that Dr. Hack, Dr. Miller and Mr. Santini, as well as Mr. Fitzpatrick are independent directors, as independence is currently defined in Rule 5605 of the Nasdaq listing standards and Rule 10A-3 under the Exchange Act. In addition, our Board of Directors has determined that each member of the audit committee is financially literate and that each of Dr. Hack and Mr. Fitzpatrick qualifies as an “audit committee financial expert” as defined in applicable SEC rules. In making this determination, our Board of Directors has considered the formal education and nature and scope of their previous experience, coupled with past and present service on various audit committees. The responsibilities of our audit committee include, among other things:

•	appointing, approving the compensation of, reviewing the performance of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending, based upon its review and discussions with management and the independent registered public accounting firm, whether our audited consolidated financial statements shall be included in our Annual Report on Form 10-K;

•	preparing the audit committee report required by the rules of the SEC to be included in our annual proxy statement; and

•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020, with management and our independent registered public accounting firm, Ernst & Young, LLP. The audit committee has discussed with Ernst & Young, LLP the matters required by Public Company Accounting Oversight Board, or the PCAOB, Auditing Standard No. 16, Communications with Audit Committees. The audit committee has also received the written disclosures and the letter from Ernst & Young, LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communication with the audit committee concerning independence, and has discussed with Ernst & Young, LLP the firm’s independence. Based on the foregoing, the audit committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the Securities and Exchange Commission.

Allena Pharmaceuticals, Inc.

Audit Committee

Andrew A. F. Hack, M.D., Ph.D. (Chair)

Ann C. Miller, M.D.

Gino Santini

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Ms. Diaz and Dr. Topper. Dr. Topper serves as chair of the nominating and corporate governance committee. Dr. Topper has decided not to stand for reelection and will retire from our Board of Directors, including the nominating and corporate governance committee, effective as of the conclusion of the Annual Meeting. Effective as of the Annual Meeting, Dr. Alexander will join the nominating and corporate governance committee. Following the Annual Meeting, the nominating and corporate governance committee will be comprised of Ms. Diaz and Dr. Alexander, with Dr. Alexander chairing the committee. Our Board of Directors has determined that all members of our nominating and corporate governance committee, as well as Dr. Alexander, are independent as independence is currently defined in Section 5605 of the Nasdaq listing standards. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.allenapharma.com. The nominating and corporate governance committee did not hold any meetings during the year ended December 31, 2020.

The responsibilities of our nominating and corporate governance committee include, among other things:

•	developing and recommending to the Board of Directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the Board of Directors a set of corporate governance principles;

•	reviewing and discussing with the Board of Directors corporate succession plans for the chief executive officer and other senior management positions;

•	reviewing policies related to risk assessment and risk management; and

•	establishing, maintaining and overseeing our Code of Business Conduct and Ethics.

The nominating and corporate governance committee periodically determines the qualifications, qualities, skills and other expertise required to be a director and develops, subject to approval by the full Board of Directors, criteria to be considered in selecting nominees for director. Among other things, the nominating and corporate governance committee considers whether the Board of Directors reflects the balance of knowledge, experience, skills, expertise, integrity, ability to make analytical inquiries, and diversity as a whole that the committee deems appropriate. The nominating and corporate governance committee has not adopted a policy regarding the consideration of diversity in identifying director nominees. The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the Board of Directors. The nominating and corporate governance committee may use outside consultants to assist in identifying or evaluating candidates. Final approval of director candidates is determined by the full Board of Directors.

The nominating and corporate governance committee will consider qualified nominations for directors recommended by stockholders. In general, stockholder recommendations are evaluated on the same basis as any recommendation from members of the Board of Directors or management of the Company. Recommendations should be sent to our Secretary, c/o Allena Pharmaceuticals, Inc., One Newton Executive Park, Suite 202, Newton, MA 02462. For additional information about our director nomination requirements, please see “Stockholder Proposals and Nominations” and our amended and restated bylaws.

Compensation Committee

The members of our compensation committee are Ms. Diaz, Dr. Miller and Mr. Santini. Ms. Diaz serves as chair of the compensation committee. All members of our compensation committee are independent as independence is currently defined in Section 5605 of the Nasdaq listing standards and qualify as non-employee directors under Rule 16b-3 of the Exchange Act. The compensation committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.allenapharma.com. The compensation committee held five (5) meetings during the year ended December 31, 2020.

The responsibilities of our compensation committee include, among other things:

•

annually reviewing and recommending for approval by the independent directors of the Board of Directors individual and corporate goals and objectives relevant to the compensation of our executive officers;

•	evaluating the performance of our executive officers in light of such individual and corporate goals and objectives and determining the compensation of our executive officers;

•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•	conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of Nasdaq;

•	overseeing and administering our compensation and similar plans;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and making recommendations to the board of directors with respect to director compensation;

•

reviewing and approving stock option grants, and making recommendations to the Board of Directors with respect to stock option grants made to directors, executive officers, senior vice presidents or anyone reporting directly to our chief executive officer; and

•	reviewing and discussing with management the compensation discussion and analysis, if any, to be included in our annual proxy statement.

The compensation committee discharges the Board of Director’s responsibilities relating to compensation of the Company’s directors and executive officers, oversees the Company’s overall compensation structure, policies and programs, reviews the Company’s processes and procedures for the consideration and determination of director and executive compensation, and is responsible for producing an annual report for inclusion in this proxy or the annual report on Form 10-K, as applicable, in accordance with applicable rules and regulations. As part of its process for approving the compensation for our executive officers other than our Chief Executive Officer, the compensation committee reviews and considers the recommendations made by our Chief Executive Officer. In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, but only to the extent consistent with our amended and restated certificate of incorporation, amended and restated bylaws, Nasdaq rules, and other applicable law. In addition, pursuant to its charter, the compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. In 2020, the compensation committee engaged Aon Hewitt to assist in its review of officer and director compensation.

Compensation Committee Interlocks and Insider Participation

During 2020, Ms. Diaz, Dr. Miller, Mr. Santini and Dr. Topper served as members of our compensation committee. Effective as of November 17, 2020, Dr. Topper resigned from the compensation committee and Dr. Miller joined the compensation committee. Following the Annual Meeting, the compensation committee will be comprised of Ms. Diaz, Dr. Miller and Mr. Santini, with Ms. Diaz chairing the committee.

No current or former member of the compensation committee was an employee or officer of the Company during 2020, is a former officer of the Company, or had any other relationship with us requiring disclosure herein.

During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) a director of another entity, one of whose executive officers served on our compensation committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board of Directors.

Risk Oversight

Risk is inherent with every business and how well a business manages risk ultimately determines its success. We face a number of risks, including risks relating to our operations and strategic direction as more fully discussed under the heading “Risk Factors” in our annual report on Form 10-K and other SEC filings. Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks and related mitigation strategies and plans with the audit committee of the Board of Directors at regular Committee meetings in connection with public disclosures and SEC filings and as part of management presentations to the Board of Directors that focus on particular business functions, operations or strategies.

Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for overseeing our significant financial and operational risk exposures and the steps our management has taken to monitor and control these exposures.

The audit committee also monitors compliance with legal and regulatory requirements, including managing violations of our code of business conduct and ethics. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-persons transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at www.allenapharma.com, under the corporate governance tab on our website. We intend to satisfy applicable disclosure requirements regarding an amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on our website at the internet address set forth above.

Stockholder Communications with Our Board

Stockholders wishing to communicate directly with our Board of Directors may send correspondence to our Secretary, c/o Allena Pharmaceuticals, Inc., One Newton Executive Park, Suite 202, Newton, MA 02462. Our Secretary will relay the information received to the Board of Directors. Stockholders may also visit our website at www.allenapharma.com and select “Contact” to communicate online with us.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s stockholders are being asked by the audit committee of the Board of Directors to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2021. Ernst & Young LLP has served as our independent registered public accounting firm since 2012. The audit committee is solely responsible for selecting the Company’s independent registered public accounting firm, and stockholder approval is not required to appoint Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. However, the Board of Directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

Vote Required

The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, requires an affirmative vote of the majority of the shares in attendance or by proxy at the Annual Meeting and entitled to vote on the proposal.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Pre-Approval Policies and Procedures

Our audit committee pre-approves all audit and permissible non-audit services provided by our auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis. All of the services described below were approved by our audit committee.

We retained Ernst & Young LLP to provide audit services for the fiscal years ended December 31, 2020 and 2019. In the table below, audit fees reflects fees for audit services for the year ended December 31, 2020 and 2019.

	2020	2019
Audit Fees	$530,000	$486,745
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$1,505	$1,935

Total	$531,505	$488,680

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 125,000,000 SHARES TO 200,000,000 SHARES

Our amended and restated certificate of incorporation currently authorizes the issuance of 125,000,000 shares of common stock. Our Board of Directors has declared it advisable, adopted and is submitting for stockholder approval an amendment to our amended and restated certificate of incorporation, or Certificate of Amendment, to increase the number of authorized shares of our common stock from 125,000,000 shares to 200,000,000 shares.

Vote Required

The proposal to amend our amended and restated certificate of incorporation to increase the number of authorized shares of our common stock from 125,000,000 shares to 200,000,000 shares requires an affirmative vote of the majority of the shares entitled to vote on the proposal.

Our Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 125,000,000 SHARES TO 200,000,000 SHARES.

Form of the Amendment

If the stockholders approve this proposal, the amended and restated certificate of incorporation will be amended to increase the number of shares of common stock the Company is authorized to issue from 125,000,000 shares to 200,000,000 shares. The par value of the common stock will remain at $0.001 per share. There will be no change to the number of authorized shares of undesignated prefererred stock. The Certificate of Amendment would amend the first paragraph of ARTICLE IV of the amended and restated certificate of incorporation in its entirety to read as follows:

“The total number of shares of capital stock which the Corporation shall have authority to issue is 205,000,000 of which (i) 200,000,000 shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) 5,000,000 shares shall be a class designated as undesignated preferred stock, par value $0.001 per share (the “Undesignated Preferred Stock”).”

The remaining text of ARTICLE IV of our amended and restated certificate of incorporation will remain unchanged.

Purpose for the Increase in Authorized Shares

Our Board of Directors believes it is in the best interest of our Company and stockholders to increase the number of authorized shares of our common stock to give the Company greater flexibility in considering and planning for future potential business needs. We do not currently have any definitive agreements or arrangements to issue any of the proposed additional authorized shares of common stock that will become available for issuance if this proposal is approved. Having the additional authorized shares available will provide additional flexibility to use our common stock for business and financial purposes in the future as well as to have sufficient shares available to provide appropriate equity incentives for our employees.

As of April 9, 2021, we were authorized to issue up to 125,000,000 shares of our common stock, of which 57,279,376 shares were issued and outstanding. Additional shares were reserved for issuance under our equity incentive plans and other outstanding securities, including:

•	6,803,545 shares of common stock issuable upon the exercise of outstanding stock options;

•	620,277 shares of common stock issuable upon the vesting of outstanding RSUs;

•	9,040 shares of common stock issuable upon the exercise of outstanding warrants;

•	607,768 shares of common stock reserved for future issuance under our 2017 Stock Option and Incentive Plan;

•	336,910 shares of common stock reserved for future issuance under our 2017 Employee Stock Purchase Plan; and

•	961,000 shares of common stock issuable upon the exercise of stock options granted under our 2021 Inducement Equity Plan.

In addition, (i) 38,042,200 additional shares of our common stock may be issued and sold under our At Market Issuance Sales Agreement, dated March 29, 2021, with B. Riley Securities, Inc., relating to the issuance and sale of up to $50,000,000 of our common stock, assuming a price per share of $1.30, which was the closing price per share of our common stock on April 9, 2021, and (ii) any amounts outstanding under our $25.0 million facility with Pontifax Medison Finance (Israel) L.P. and Pontifax Medison Finance (Cayman) L.P., or Pontifax, may be converted into up to 6,097,561 shares of our common stock at a conversion price of $4.10 per share, assuming Pontifax exercises its option to convert such outstanding amounts into shares of our common stock.

Accordingly, after adjusting for the equity awards, outstanding securities and rights described above, as of April 9, 2021, we had only 14,242,323 shares of common stock available for issuance out of the 125,000,000 shares of common stock currently authorized.

Rights of Additional Authorized Shares

The additional authorized shares of common stock, if and when issued, would be part of our existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. The Company’s stockholders do not have preemptive rights with respect to the common stock. Accordingly, should the Board of Directors elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase the shares.

Potential Adverse Effects of the Amendment

Future issuances of common stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. Our Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent our Board of Directors from taking any appropriate actions not inconsistent with its fiduciary duties.

Effectiveness of the Amendment

The above description of the Certificate of Amendment is only a summary and is qualified in its entirety by reference to the complete text of the Certificate of Amendment, which is attached to this proxy statement as Appendix A. If the proposed Certificate of Amendment is adopted, it will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.

EXECUTIVE COMPENSATION

Compensation Overview

This compensation discussion, which should be read together with the compensation tables set forth below, provides information regarding our executive compensation program for our named executive officers for 2020, who were Louis Brenner, M.D., our current President and Chief Executive Officer, and Edward Wholihan, our former Chief Financial Officer. Mr. Wholihan resigned as Chief Financial Officer, effective January 29, 2021. We refer to these two individuals as our named executive officers for 2020.

Our executive compensation program is based on a pay for performance philosophy. Compensation for our executive officers is composed primarily of the following main components: base salary, bonus and long term equity incentives. Our executive officers, like all full-time employees, are eligible to participate in our health and welfare benefit plans.

Setting Executive Compensation

Our compensation committee is responsible for reviewing and determining the compensation of all executive officers.

We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation.

Role of the Compensation Committee

The compensation committee, which is comprised entirely of independent directors, reviews the compensation packages for our named executive officers, including an analysis of all elements of compensation separately and in the aggregate.

In reviewing and approving these matters, our compensation committee considers such matters as it deems appropriate, including our financial and operating performance, the alignment of the interests of our executive officers and our stockholders and our ability to attract and retain qualified and committed individuals, as well as each executive officer’s performance, experience, responsibilities and the compensation of executive officers in similar positions at comparable companies.

Role of Compensation Consultant

Our compensation committee has engaged Aon Hewitt, an independent executive compensation consultant, to provide guidance with respect to the development and implementation of our compensation programs.

Our compensation committee charter requires that its compensation consultants be independent of Company management. During 2020, Aon Hewitt did not provide services to us other than the services to our compensation committee described in this proxy statement. Our compensation committee performs an annual assessment of the compensation consultants’ independence to determine whether the consultants are independent. Our compensation committee has determined that Aon Hewitt is independent and that their work has not raised any conflict of interests.

Elements of Compensation

Base Salary

Our compensation committee reviews the base salaries of our executive officers from time to time and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, contributions, responsibilities, experience, prior salary level, position (in the case of a promotion) and market conditions. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Annual Cash Bonuses

We believe that a significant portion of our executives’ cash compensation should be based on the attainment of business goals established by the Board of Directors. We have an annual objective-setting and review process for our named executive officers that is the basis for determination of potential annual bonuses. Our Board of Directors reviews and approves both the annual objectives and the payment of annual bonuses for our executives. Our employment agreements with our named executive officers provide that they will be eligible for annual performance-based bonuses up to a specific percentage of their salary, subject to approval by our Board of Directors. The performance-based bonus is tied to a set of specified corporate goals for our named executive officers and we conduct an annual performance review to determine the attainment of such goals. Our management may propose bonus awards to our Board of Directors primarily based on such review process. Our Board of Directors makes the final determination of both the specified corporate goals and the eligibility requirements for and the amount of such bonus awards. Dr. Brenner and Mr. Wholihan participated in our 2020 Bonus Plan.

Equity-Based Compensation

Equity-based compensation is an integral part of our overall compensation program. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, providing named executive officers with the opportunity to create significant wealth through stock ownership is a powerful tool to attract and retain highly qualified executives, achieve strong long-term stock price performance and align our executives’ interests with those of our stockholders. In addition, equity awards are subject to vesting over time, subject to the executive’s continued employment with the Company, and this vesting feature contributes to executive retention. We have historically granted stock option awards at the start of employment to each executive and our other employees. We also make grants of additional equity to our executive officers on an annual basis.

2020 Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned during the fiscal years indicated by our named executive officers.

	Year	Salary ($)	Option Awards ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Louis Brenner, M.D.	2020	540,000	—	481,983	270,000	13,218	1,305,201
President & Chief Executive Officer	2019	493,772	2,173,355	299,998	—	13,509	2,980,634
Edward Wholihan	2020	389,500	—	140,923	155,800	13,039	699,262
Former Chief Financial Officer(5)	2019	374,232	851,076	199,435	—	12,796	1,437,539

(1)

Amounts reflect the grant date fair value of option awards granted or modified in 2019, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. See note 11 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 regarding assumptions we made in determining the fair value of equity awards. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of applicable awards.

(2)

Amounts reflect the grant date fair value of restricted stock units granted in 2020 and 2019, computed in accordance with ASC 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. See note 11 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 regarding assumptions we made in determining the fair value of equity awards. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of applicable awards.

(3)	The amounts reported represent bonuses paid under the 2020 Bonus Plan based upon the achievement of company and individual performance objectives for 2020.
(4)

Amounts reported represent life and long-term disability insurance premiums paid by us for the applicable year of which the named executive officers are the beneficiaries of the insurance and our matching contributions made in accordance with the provisions of our 401(k) retirement plan.

(5)	Mr. Wholihan resigned as our Chief Financial Officer in January 2021.

Employment Arrangements with Our Named Executive Officers

Louis Brenner, M.D.. On January 4, 2019, Dr. Brenner executed an amended and restated employment agreement with the Company to become the Company’s President and Chief Executive Officer and a member of the Board of Directors, effective as of February 1, 2019.

Pursuant to his employment agreement, Dr. Brenner’s initial base salary shall be equal to $500,000, his initial annual target incentive compensation shall be equal to 50 percent of his base salary, and he shall be eligible to participate in the Company’s benefit plans as in effect from time to time. The A&R Employment Agreement also provided for the grant of an option to purchase 305,000 shares of the Company’s common stock, which shall vest over four years, with 25% vesting on the one year anniversary of the February 1, 2019, and the remaining shares vesting in equal monthly installments thereafter, in each case subject to Dr. Brenner’s continued employment with the Company. In addition, in the event that his employment is terminated by us without “cause” (as defined in his employment agreement) or he terminates his employment for “good reason” (as defined in his employment agreement), and subject to the delivery of a fully effective release of claims, he will be entitled to an amount equal to twelve (12) months of his then-current base salary plus twelve (12) months of his target annual incentive compensation for the prior fiscal year, payable in substantially equal installments for a period of twelve (12) months following his termination of employment, plus our continued payment of the employer portion of health insurance premiums for twelve (12) months or, if earlier, until such time as Dr. Brenner’s COBRA period expires or he becomes eligible for group health insurance from another employer. If Dr. Brenner’s employment is terminated by us without cause or he terminates his employment for good reason, in each case within twelve (12) months after a change in control, then in lieu of the foregoing severance, and subject to the delivery of a fully effective release of claims, Dr. Brenner will be entitled to receive (i) a lump sum amount equal to the sum of eighteen (18) months of his then-current base salary plus his target annual incentive compensation for the year in which the termination occurs, (ii) a prorated portion of the target annual incentive compensation for the year in which the date of termination occurs, payable when the annual incentive compensation would otherwise be paid, (iii) any earned, but unpaid annual bonus for the year immediately prior to the year in which the date of termination occurs and (iv) continued payment of the employer portion of health insurance premiums for eighteen (18) months or, if earlier, until such time as Dr. Brenner’s COBRA period expires or he becomes eligible for group health insurance from another employer. In addition, all time-based stock options or other time-based stock awards granted to Dr. Brenner will accelerate and vest in full.

Edward Wholihan. On March 31, 2021, Mr. Wholihan entered into a transition agreement with the Company, or the Transition Agreement, pursuant to which the Company would employ Mr. Wholihan through March 31, 2021 and subsequently engage Mr. Wholihan as a part-time consultant for the period beginning on April 1, 2021 through December 31, 2021. Pursuant to the Transition Agreement, (i) the Company will pay Mr. Wholihan $10,000 per month for his consulting services for a period of nine months, (ii) subject to Mr. Wholihan’s continued service to the Company as a consultant, all of the outstanding stock options granted to Mr. Wholihan on December 2, 2019 will continue to vest in accordance with their existing vesting schedules, (iii) all of the outstanding stock options granted to Mr. Wholihan on February 9, 2018 and March 4, 2019 will be forfeited and cancelled and (iv) the exercise period for Mr. Wholihan’s vested stock option shares (including any stock option shares that vested during Mr. Wholihan’s employment with the Company and that will vest during the period of time during which Mr. Wholihan serves as a consultant to the Company under the Transition Agreement) will be extended until 90 days following the last day on which his engagement with the Company as a consultant ends.

We have also entered into employee confidentiality, inventions, non-solicitation and non-competition agreements with each of our named executive officers. Under such agreements, each named executive officer has agreed (1) not to compete with us during his or her employment and for a period of one year (nine (9) months, in Dr. Brenner’s case) after the termination of such employment, (2) not to solicit our employees during his or her employment and for a period of one year (nine months, in Dr. Brenner’s case) after the termination of such employment, (3) to protect our confidential and proprietary information and (4) to assign to us related intellectual property developed during the course of his or her employment.

401(k) Plan

We maintain the Allena Pharmaceuticals, Inc. 401(k) Plan, a tax-qualified retirement plan for our employees. Our 401(k) plan is intended to qualify under Section 401(k) of the Code so that contributions to our 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn from our 401(k) plan, and so that contributions by us, if any, will be deductible by us when made. Under our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to our 401(k) plan. The 401(k) plan matches 100% of employee contributions up to a maximum of 4% of employees’ salary. Matching contributions are fully vested at the time of contribution.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information with respect to outstanding option awards and restricted stock units, or RSUs, held by each of our named executive officers as of December 31, 2020. Equity awards in the table below granted after October 31, 2017 were granted under our 2017 Stock Option and Incentive Plan, or our 2017 Plan. All other equity awards in the table below were granted under our 2011 Stock Incentive Plan, as amended, or our 2011 Plan.

				Option Awards				Stock Awards
	Grant Date	Vesting Start Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Securities Underlying Unvested RSUs (#)	Market value of shares or units of stock that have not vested ($)(1)
Louis Brenner, M.D.	6/18/2015	4/6/2015	(2)	203,236	—	1.17	6/17/2025	—
	3/10/2016	12/8/2015	(2)	76,664	—	1.59	3/9/2026	—
	2/26/2017	1/24/2017	(2)	42,734	909	4.01	2/25/2027	—
	2/9/2018	2/9/2018	(3)	70,833	29,167	6.91	2/8/2028	—
	1/4/2019	1/1/2019	(2)	139,791	165,209	7.03	1/3/2029	—
	12/2/2019	12/2/2019	(3)	93,750	281,250	2.42	12/1/2029	—
	12/9/2020	12/2/2019	(4)	—	—	—	—	209,303	$267,908
Edward Wholihan	9/15/2016	6/20/2016	(2)	167,031	—	1.59	9/14/2026	—
	2/9/2018	2/9/2018	(3)(5)	53,125	21,875	6.91	2/8/2028	—
	3/4/2019	2/19/2019	(3)(5)	57,291	67,709	6.70	3/3/2029	—
	12/2/2019	12/2/2019	(3)	38,250	114,750	2.42	12/1/2029	—

(1)

The market value of RSUs that have not vested is based on the number of unvested RSUs outstanding times $1.28, which was the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2020.

(2)	Stock option vests over four years, with 25% of the shares vesting on the first anniversary of the vesting start date, and the remaining shares vesting in 36 equal monthly installments thereafter.
(3)	Stock option vests over four years, with the shares vesting in 48 equal monthly installments following the vesting start date.
(4)	40% of RSUs vest on May 10, 2021 and the remaining RSUs vest on November 10, 2021.
(5)	These stock options were forfeited effective March 31, 2021, upon entrance by Mr. Wholihan in the Transition Agreement described above under “Employment Agreements with our Named Executive Officers.”

DIRECTOR COMPENSATION

2020 Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors during 2020.

Name	Fees Earned or Paid in Cash ($)	Option Award ($)(1)	Total ($)
Robert Alexander, Ph.D. (2)	46,563	14,889	61,452
Allene Diaz (3)	50,750	14,889	65,639
Andrew Hack, M.D., Ph.D. (4)	55,000	14,889	69,889
Alexey Margolin, Ph.D. (5)	70,000	14,889	84,889
Ann Miller, M.D. (6)	11,688	35,778	47,466
Gino Santini (7)	78,750	14,889	93,639
James Topper, M.D., Ph.D. (8)	50,250	14,889	65,139
Robert Tepper, M.D. (9)	36,000	—	36,000

(1)

Amounts reflect the grant date fair value of option awards granted in 2020 in accordance with ASC 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not correspond to the actual value that may be recognized by the directors upon vesting. See note 11 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 regarding assumptions we made in determining the fair value of equity awards.

(2)	As of December 31, 2020, Dr. Alexander held 91,967 options.
(3)	As of December 31, 2020, Ms. Diaz held 42,000 options.
(4)	As of December 31, 2020, Dr. Hack held 48,364 options.
(5)	As of December 31, 2020, Dr. Margolin held 596,219 options.
(6)	Dr. Miller joined our Board of Directors in October 2020. As of December 31, 2020, Dr. Miller held 28,000 options.
(7)	As of December 31, 2020, Mr. Santini held 77,112 options.
(8)	As of December 31, 2020, Dr. Topper held 58,546 options.
(9)	Dr. Tepper retired from our Board of Directors effective as of October 5, 2020. As of December 31, 2020, Dr. Tepper held 44,546 options.

Non-Employee Director Compensation Policy

Our Board of Directors has adopted a non-employee director compensation policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee is paid cash compensation as set forth below:

Annual Retainer ($)
Board of Directors:
All non-employee members	40,000
Chair	30,000
Lead Independent Director	20,000
Audit Committee:
Members	7,500
Chair	15,000
Compensation Committee:
Members	6,000
Chair	12,000
Nominating and Corporate Governance Committee:
Members	4,000
Chair	8,000

In addition, each non-employee director is granted a non-qualified stock option to purchase 74,000 shares of our common stock on the date of such director’s election or appointment to the Board of Directors, which vests in equal annual installments over the three years following the grant date, subject to continued service as a director; provided that, if not already vested, such stock option shall vest and become fully exercisable on the date of the third annual meeting of stockholders following the grant date. On the date of each annual meeting of stockholders of our Company, each continuing non-employee director who has served as a director for the previous six months will be granted a non-qualified stock option to purchase 37,000 shares of common stock, which will vest and become fully exercisable upon the earlier to occur of the first anniversary of the grant date or the date of the next annual meeting of stockholders following the date of grant, subject to continued service as a director through such date.

Compensation Risk Assessment

We believe that, although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Related Person Transactions

We have adopted a Related Person Transaction Policy, which requires all related person transactions to be reviewed and approved by our audit committee or another independent body of our Board of Directors. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related person had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

Certain Related-Person Transactions

Other than compensation arrangements, during our last fiscal year, we have engaged in the following transactions with our directors and executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and such 5% stockholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers to the maximum extent allowed under Delaware law. Subject to the provisions of these agreements, these agreements, among other things, indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of us or that person’s status as a member of our Board of Directors.

Agreements with our Stockholders

In connection with our preferred stock financings, we entered into an investor rights agreement, or the Investor Rights Agreement, a right of first refusal and co-sale agreement, and voting agreement, in each case, with the purchasers of our preferred stock and certain holders of our common stock. The rights under each of these shareholder agreements terminated upon the closing of our initial public offering, other than certain registration rights for certain holders of our preferred stock as provided for in the Investor Rights Agreement and described below.

Registration Rights

The holders of our registrable shares, as described in Investor Rights Agreement, are entitled to rights with respect to the registration of these shares under the Securities Act, including demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

Demand Registration Rights

Certain holders of shares of our common stock are entitled to demand registration rights. Under the terms of the Investor Rights Agreement, we will be required, upon the written request of holders of at least 60% of the shares of our common stock issued upon conversion of our preferred stock, or a lesser percent if the anticipated net proceeds of the offering would exceed $15 million, to effect the registration of such common shares, subject to certain exceptions. We are required to effect only one registration pursuant to this provision of the Investor Rights Agreement..

Form S-3 Registration Rights

Certain holders of shares of our common are also entitled to short form registration rights. If we are eligible to file a registration statement on Form S-3, upon the written request of holders of at least 40% of our common stock issued upon conversion of our preferred stock to register shares with an anticipated aggregate offering price of at least $2,000,000, we will be required to use our commercially reasonable efforts to effect a registration of such shares, subject to certain exceptions. We are required to effect up to two registrations in any twelve month period pursuant to this provision of the Investor Rights Agreement.

Piggyback Registration Rights

Certain holders of shares of our common are also entitled to piggyback registration rights. If we propose to register any of our securities, either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration. Subject to certain exceptions, the managing underwriter may limit the number of shares included in the underwritten offering if it concludes that marketing factors require such a limitation.

Indemnification

The Investor Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expiration of Registration Rights

The registration rights granted under the Investor Rights Agreement will terminate on the earliest of (i) a deemed liquidation event, as defined in the Investor Rights Agreement, and (ii) November 5, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of April 9, 2021 by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock;

•	our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. A person is deemed to be a beneficial holder of our common stock if that person has or shares voting power, which includes the power to vote or direct the voting of our common stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 57,279,376 shares of common stock outstanding as of April 9, 2021. Unless otherwise noted below, the address of each person listed on the table is c/o Allena Pharmaceuticals, Inc., One Newton Executive Park, Suite 202, Newton, MA 02462.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days after April 9, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% or greater stockholders:
Affiliates of AIGH Capital Management, LLC (1)	4,000,000	7.0%
Affiliates of Point72 Asset Management, L.P. (2)	4,000,000	7.0%
Frazier Healthcare VI, L.P. (3)	3,330,373	5.8%
% Directors and executive officers:
Louis Brenner, M.D. (4)	1,007,271	1.8%
Robert Alexander, Ph.D. (5)	77,967	*
Allene Diaz (6)	18,667	*
Mark Fitzpatrick	5,000	*
Andrew Hack, M.D., Ph.D. (7)	34,364	*
Alexey Margolin, Ph.D. (8)	1,355,346	2.4%
Ann Miller, M.D.	—	—
Gino Santini (9)	78,684	*
James Topper, M.D., Ph.D. (3) (10)	3,374,919	5.9%
Richard Katz, M.D.	—	—
All executive officers and directors as a group (10 persons)(11)	5,952,218	10.1%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)	The amounts shown and the following information are derived from the Schedule 13G filed on January 25, 2021 by AIGH Capital Management, LLC, AIGH Investment Partners, L.L.C. and Orin Hirschman, the

AIGH Reporting Persons. Consists of an aggregate of 4,000,000 shares of Common Stock held by AIGH Investment Partners, L.P. and WVP Emerging Manager Onshore Fund, LLC. AIGH Capital Management, LLC serves as an advisor or sub-advisor with respect to shares of common stock held by AIGH Investment Partners, L.P. and WVP Emerging Manager Onshore Fund, LLC. Mr. Hirschman may be deemed to beneficially own the shares in his capacity as the Managing Member of AIGH Capital Management, LLC, with respect to shares of common stock indirectly held by AIGH Capital Management, LLC and indirectly held by AIGH Investment Partners, L.L.C. and Mr. Hirschman and his family directly. The address of each AIGH Reporting Person is 6006 Berkeley Avenue, Baltimore, MD 21209.
(2)

The amounts shown and the following information are derived from the Schedule 13G filed on December 10, 2020 by Point72 Asset Management, L.P., Point72 Capital Advisors, Inc. and Steven A. Cohen, the Point72 Reporting Persons. Consists of an aggregate of 4,000,000 shares of Common Stock held by certain investment funds managed by Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. Mr. Cohen may be deemed to beneficially own the shares held by Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. The address of each Point72 Reporting Person is 72 Cummings Point Road, Stamford, CT 06902.

(3)

The amounts shown and the following information are derived from the Schedule 13G filed on February 14, 2018 by Frazier Healthcare VI, L.P., or FH VI, FHM VI, L.P., or FM VI LP, and FHM VI, L.L.C., or FM VI LLC, Alan Frazier, or Frazier, Nader Naini, or Naini, Patrick Heron, or Heron, James Topper, or Topper, and Nathan Every, or Every, and together with FH VI, FM VI LP, FM VI LLC, Frazier, Naini, Heron, Topper and Every, the Frazier Reporting Persons. FH VI is the record owner of 3,330,373 shares of Common Stock. FM VI LP is the sole general partner of FH VI. FM VI LLC is the sole general partner of FM VI LP. Frazier, Naini, Heron, Topper, and Every are all of the members of FM VI LLC. As the general partner of FH IV, FM VI LP may be deemed to own beneficially the shares. As the general partner of FM VI LP., FM VI LLC likewise may be deemed to own beneficially the shares. As the managing members of FM VI LLC, each of the members also may be deemed to own beneficially the shares. Each Frazier Reporting Person disclaims beneficial ownership of such shares except for the shares, if any, such Frazier Reporting Person holds of record. The address of each Frazier Reporting Person is c/o Frazier Healthcare Partners, 601 Union, Two Union Square, Suite 3200, Seattle, Washington 98101.

(4)

Includes (i) 144,816 shares of common stock, (ii) options to purchase 778,734 shares of common stock presently exercisable or exercisable within sixty (60) days of April 9, 2021 and (iii) 83,721 restricted stock units vesting within sixty (60) days of April 9, 2021.

(5)	Includes options to purchase 77,967 shares of common stock presently exercisable or exercisable within sixty (60) days of April 9, 2021.
(6)	Includes options to purchase 18,667 shares of common stock presently exercisable or exercisable within sixty (60) days of April 9, 2021.
(7)	Includes options to purchase 34,364 shares of common stock presently exercisable or exercisable within sixty (60) days of April 9, 2021.
(8)	Includes (i) 808,752 shares of common stock and (ii) options to purchase 546,594 shares of common stock presently exercisable or exercisable within sixty (60) days of April 9, 2021.
(9)	Includes (i) 15,572 shares of common stock and (ii) options to purchase 63,112 shares of common stock presently exercisable or exercisable within sixty (60) days of April 9, 2021.
(10)	Includes options to purchase 44,546 shares of common stock presently exercisable or exercisable within sixty (60) days of April 9, 2021.
(11)

Includes (i) options to purchase 1,919,639 shares of common stock presently exercisable or exercisable within sixty (60) days of April 9, 2021 and (ii) 83,721 restricted stock units vesting within sixty (60) days of April 9, 2021.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 regarding shares of common stock that may be issued under the Company’s equity compensation plans consisting of our 2011 Plan, our 2017 Plan and our 2017 Employee Stock Purchase Plan, or the ESPP.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities referenced in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders:	4,730,968	(1)	3.38	965,678	(2)
Equity compensation plans not approved by security holders:	N/A		N/A	N/A
Total	4,730,968		3.38	965,678

(1)

As of December 31, 2020, there were 4,110,691 options outstanding under the 2011 Plan and 2017 Plan, with a weighted average exercise price of $3.89 per share and 620,277 RSUs outstanding under our 2017 Plan.

(2)

As of December 31, 2020, there were 628,768 shares available for grant under the 2017 Plan and 336,910 shares available for grants under the ESPP. As of the closing of our initial public offering, no additional equity awards may be granted under the 2011 Plan.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder proposals and director nominations should be addressed to our Secretary, c/o Allena Pharmaceuticals, Inc., One Newton Executive Park, Suite 202, Newton, MA 02462.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting. Provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, a stockholder’s notice must be received by our corporate secretary not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. For stockholder proposals or director nominations to be brought before the 2021 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at the address set forth above no later than March 15, 2021.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders must also satisfy the SEC regulations under Rule 14a-8 of the Exchange Act, and be received not later than February 4, 2022. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

AVAILABILITY OF CERTAIN DOCUMENTS

Accompanying this proxy statement and posted on the investor relations portion of our website at www.allenapharma.com with this proxy statement, is our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. We will also mail without charge, upon written request, a copy of that Annual Report excluding exhibits. Requests can be made by email by emailing paper@investorelections.com, or by a written request addressed to our Secretary, c/o Allena Pharmaceuticals, Inc., One Newton Executive Park, Suite 202, Newton, MA 02462. Please include your control number with your request.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker unless we have received contrary instructions from one or more of the stockholders. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders if you make a written or oral request to our corporate secretary at the address above, or by calling 1-866-637-9703.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker by contacting us at the above address or phone number.

APPENDIX A

CERTIFICATE OF AMENDMENT TO

THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALLENA PHARMACEUTICALS, INC.

Allena Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1.    Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”).

2.    This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3.    The Charter is hereby amended as follows:

The first paragraph of ARTICLE IV is hereby amended and restated in its entirety to read as set forth below:

“The total number of shares of capital stock which the Corporation shall have authority to issue is 205,000,000 of which (i) 200,000,000 shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) 5,000,000 shares shall be a class designated as undesignated preferred stock, par value $0.001 per share (the “Undesignated Preferred Stock”).”

* _ * _ * _ *

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation as of             , 2021.

ALLENA PHARMACEUTICALS, INC.
By:
Name:	Louis Brenner
Title:	President and Chief Executive Officer

A-1

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/ALNA • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote

PHONE Call 1-866-229-3489 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions

MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Allena Pharmaceuticals, Inc. 2021 Annual Meeting of Stockholders For Stockholders as of April 05, 2021

TIME:	Thursday, June 03, 2021 10:00 AM, Eastern Time
PLACE:	2021 Annual Meeting of Stockholders to be held live via the Internet -

please visit www.proxydocs.com/ALNA for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Louis Brenner, M.D. and Richard Katz, M.D., and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Allena Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Allena Pharmaceuticals, Inc.

2021 Annual Meeting of Stockholders

Please make your marks like this: Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR each of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3.

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.

To elect two Class I directors as nominated by our Board of Directors, each to serve a three-year term expiring at the 2024 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

		FOR	WITHHOLD

	1.01 Alexey Margolin, Ph.D.	☐	☐		FOR

	1.02 Mark J. Fitzpatrick	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐	FOR

3.

To approve an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of our common stock, par value $0.001 per share, from 125,000,000 shares to 200,000,000 shares.

		☐	☐	☐	FOR

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

TO ATTEND the Annual Meeting, please visit www.proxydocs.com/ALNA for virtual meeting registration details.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date